Exhibit 99.1

May 12, 2015
USD Partners LP Announces First Quarter 2015 Results
Houston, TX - USD Partners LP (NYSE: USDP) (the “Partnership”) announced today its unaudited financial results for the three months ending March 31, 2015. Highlights with respect to the first quarter of 2015 include the following:

•	Adjusted EBITDA of $10.3 million and Distributable Cash Flow of $9.3 million

•	Available liquidity of approximately $265.1 million to fund future growth initiatives and for general partnership purposes

•	Net Income of $2.0 million

•
On April 28, 2015, the Partnership declared a quarterly cash distribution of $0.2875 per unit ($1.15 per unit on an annualized basis), payable on May 15, 2015 to unitholders of record at the close of business on May 11, 2015

“We were pleased to announce our first full quarter distribution of $0.2875 per unit,” said Dan Borgen, the Partnership’s Chairman, Chief Executive Officer and President. “Given our strong liquidity position, we remain committed to growing the Partnership, through both third party transactions and potential development opportunities sourced by our sponsor, USD Group LLC.”
The Partnership completed its IPO on October 15, 2014, and as a result, the Partnership’s historical results of operations include revenues and expenses related to: (i) the construction of the Hardisty rail terminal, (ii) the operation of the San Antonio and West Colton rail terminals and (iii) the Partnership’s railcar fleet services. Additionally, the Hardisty rail terminal became operational on June 30, 2014; therefore, the Partnership’s historical results of operations prior to June 30, 2014, include only costs related to pre-operational activities.
Terminalling Services Segment
The Partnership’s Terminalling services segment includes the Hardisty, San Antonio and West Colton rail terminals. For the first quarter of 2015, the Partnership’s Terminalling services segment reported Adjusted EBITDA of approximately $10.7 million and Income from Continuing Operations of approximately $3.1 million.
Hardisty Rail Terminal
Substantially all of the terminalling capacity at the Partnership’s Hardisty rail terminal is contracted under multi-year, take-or-pay terminal services agreements which are subject to inflation-based escalators. Similar to the last quarter, the Partnership generated deferred revenues associated with make-up rights resulting from minimum monthly commitment fees received in excess of the charges implied by actual throughput.  In such cases, the Partnership grants customers at the Hardisty rail terminal a credit, for up to six months, to offset fees on throughput above minimum monthly commitments, subject to available capacity.  These deferred revenues are initially recorded on the balance sheet and will be recognized as revenue on the Partnership’s statement of operations when the make-up rights are used or expire.

Exhibit 99.1

In the first quarter of 2015, the Partnership’s Adjusted EBITDA includes a net adjustment of $6.8 million associated with deferred revenues. This amount is net of pipeline fees paid to Gibson Energy and the impact of recognizing previously deferred revenue and prepaid expense generated in prior quarters.
San Antonio and West Colton Rail Terminals
The Partnership’s San Antonio and West Colton rail terminals operate under traditional fee for service arrangements that provide a fixed fee per gallon of ethanol offloaded at each terminal. Average throughput for the first quarter of 2015 at the San Antonio and West Colton rail terminals was approximately 8,900 barrels and 4,800 barrels of ethanol per day, respectively.
Fleet Services Segment
During the first quarter of 2015, the Partnership’s Fleet services segment generated Adjusted EBITDA of approximately $0.8 million and Income from Continuing Operations of approximately $0.7 million.
The Partnership’s Fleet services segment provides customers, including affiliates of our sponsor, access to railcars, as well as railcar-specific services related to the transportation of crude oil, ethanol and other liquid hydrocarbons. The Partnership has entered into master fleet services agreements with customers on a take-or-pay basis for periods ranging from five to nine years. The Partnership typically charges its customers monthly fees per railcar that include a component for railcar use and a component for fleet services.
Capitalization and Liquidity
As of March 31, 2015, the Partnership had total available liquidity of $265.1 million, including approximately $38.0 million of unrestricted cash plus undrawn borrowing capacity of $227.1 million on its $300.0 million senior secured credit facility.  Total debt outstanding as of March 31, 2015 was $72.9 million.
The Partnership is in compliance with its financial covenants and has no maturities under its senior secured credit facility until July 2019. The Partnership intends to use its available liquidity to fund future growth initiatives and for general partnership purposes.
As of March 31, 2015, the Partnership had outstanding 10.2 million common units, 10.5 million subordinated units, 220,000 Class A units, 427,083 general partner units and 415,608 phantom units associated with its long-term incentive program.
First Quarter 2015 Distribution
On April 28, 2015, the Partnership announced its quarterly cash distribution with respect to the first quarter of 2015 of $0.2875 per unit, or $1.15 per unit on an annualized basis. The distribution will be paid on May 15, 2015 to unitholders of record at the close of business on May 11, 2015.

Exhibit 99.1

USD Partners LP Schedule K-1s Available
The Partnership completed the 2014 tax packages for its unitholders, including the individual Schedule K-1s. Tax packages were mailed the week of March 15, 2015, and are also available online. To access an electronic copy, please visit the Partnership’s web site at www.usdpartners.com and select the “K-1 Tax Information” sub-tab under the “Investors” tab.
First Quarter 2015 Conference Call Information
The Partnership will host a conference call and webcast regarding its first quarter results at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Wednesday, May 13, 2015.
To listen live over the Internet, participants are advised to log on to the Partnership’s web site at www.usdpartners.com and select the “Events & Presentations” sub-tab under the “Investors” tab. To join via telephone, participants may dial (877) 266-7551 domestically or +1 (339) 368-5209 internationally, conference ID 23964406. Participants are advised to dial in at least five minutes prior to the call.
An audio replay of the conference call will be available for thirty days by dialing (800) 585-8367 domestically or +1 (404) 537-3406 internationally, conference ID 23964406. In addition, a replay of the audio webcast will be available by accessing the Partnership's web site after the call is concluded.
About USD Partners LP
The Partnership is a fee-based, growth-oriented master limited partnership formed by US Development Group LLC to acquire, develop and operate energy-related rail terminals and other high-quality and complementary midstream infrastructure assets and businesses. The Partnership’s assets consist primarily of: (i) an origination crude-by-rail terminal in Hardisty, Alberta, Canada, with capacity to load up to two 120-railcar unit trains per day and (ii) two unit train-capable ethanol destination rail terminals in San Antonio, Texas, and West Colton, California, with a combined capacity of approximately 33,000 barrels per day. In addition, the Partnership provides railcar services through the management of a railcar fleet that is committed to customers on a long-term basis.
Non-GAAP Financial Measures
We define Adjusted EBITDA as net income before depreciation and amortization, interest and other income, interest and other expense, unrealized gains and losses associated with derivative instruments, foreign currency transaction gains and losses, income taxes, non-cash expense related to our equity compensation program, discontinued operations, adjustments related to deferred revenue associated with minimum monthly commitment fees and other items which management does not believe reflect the underlying performance of our business. We define Distributable Cash Flow as Adjusted EBITDA less net cash paid for interest, income taxes and maintenance capital expenditures. Distributable Cash Flow does not reflect changes in working capital balances. Adjusted EBITDA and Distributable Cash Flow are non-GAAP, supplemental financial measures used by management and by external users of our financial statements, such as investors and commercial banks, to assess:

Exhibit 99.1

•	our operating performance as compared to those of other companies in the midstream sector, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of Adjusted EBITDA and Distributable Cash Flow provides information useful to investors in assessing our financial condition and results of operations. We believe that the presentation of Adjusted EBITDA and Distributable Cash Flow information also enhances investor understanding of our business’ ability to generate cash for payment of distributions and other purposes. The GAAP measures most directly comparable to Adjusted EBITDA are Net Income and Cash Flow from Operating Activities. Adjusted EBITDA should not be considered an alternative to Net Income, Cash Flow from Operating Activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect Net Income, and these measures may vary among other companies. As a result, Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other companies. For a reconciliation of Adjusted EBITDA and Distributable Cash Flow to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “GAAP to Non-GAAP Reconciliations” table below.
Contact:
Adam Altsuler
Vice President, Chief Financial Officer
(281) 291-3995
aaltsuler@usdg.com

Ashley Means
Director, Finance & Investor Relations
(281) 291-3965
ameans@usdg.com

Exhibit 99.1

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements with respect to the amount and timing of the Partnership’s first quarter 2015 cash distribution and the ability of the Partnership to grow. Words and phrases such as “is expected,” “is planned,” “believes,” “projects,” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Partnership are based on management’s expectations, estimates and projections about the Partnership, its interests and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include those as set forth under the heading “Risk Factors” in the Partnership’s most recent Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission. The Partnership is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 99.1

USD Partners LP
Consolidated Statements of Operations
For the Three Months Ended March 31, 2015 and 2014
(unaudited)

	For the Three Months Ended
	March 31,
	2015	2014
	(in thousands)

Revenues:
Terminalling services	$8,387	$1,578
Railroad incentives	9	—
Fleet leases	1,878	2,174
Fleet leases - related party	1,210	—
Fleet services	156	101
Fleet services - related party	872	354
Freight and other reimbursables	956	1,088
Freight and other reimbursables - related party	40	190
Total Revenues	13,508	5,485
Operating costs:
Subcontracted rail services	2,227	480
Pipeline fees	1,943	—
Fleet leases	3,088	2,174
Freight and other reimbursables	996	1,278
Selling, general & administrative	2,217	534
Selling, general & administrative - related party	1,179	885
Depreciation	1,093	126
Total Operating Costs	12,743	5,477
Operating Income	765	8
Interest expense	992	943
Gain associated with derivative instruments	(1,949)	—
Foreign currency transaction loss (gain)	(341)	130
Income (loss) before provision for income taxes	2,063	(1,065)
Provision for income taxes	22	6
Income (Loss) from Continuing Operations	2,041	(1,071)
Discontinued operations:
Income from discontinued operations	—	225
Net Income (Loss)	$2,041	$(846)

Exhibit 99.1

USD Partners LP
Consolidated Balance Sheets
(unaudited)

	March 31,	December 31,
	2015	2014
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$37,976	$40,249
Restricted cash	4,833	6,490
Accounts receivable, net	4,736	4,221
Accounts receivable — related party	2,807	134
Prepaid expenses and other current assets	14,954	10,370
Note receivable — related party	2,274	2,472
Total current assets	67,580	63,936
Property and equipment, net	77,200	84,059
Other non-current assets	5,123	5,657
Total Assets	$149,903	$153,652

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable and accrued expenses	$3,137	$3,875
Accounts payable - related party	168	492
Deferred revenue, current portion	24,160	15,540
Deferred revenue, current portion — related party	5,029	5,256
Other current liabilities	844	877
Total current liabilities	33,338	26,040
Long-term debt	72,921	81,358
Deferred revenue, net of current portion	3,248	3,656
Deferred revenue, net of current portion — related party	1,924	1,931
Total Liabilities	111,431	112,985
Commitments and contingencies
Partners’ capital
Common units	126,740	128,097
Class A units	1,063	550
Subordinated units	(89,524)	(87,978)
General partner units	42	103
Accumulated other comprehensive income (loss)	151	(105)
Total Partners' Capital	38,472	40,667
Total Liabilities and Partners' Capital	$149,903	$153,652

Exhibit 99.1

USD Partners LP
GAAP to Non-GAAP Reconciliations
For the Three Months Ended March 31, 2015 and 2014
(unaudited)

	For the Three Months Ended
	March 31,
	2015	2014
	(in thousands)

Net cash flows provided by operating activities	$5,504	$(1,067)
Add (deduct):
Discontinued operations	—	225
Depreciation	(1,093)	(126)
Gain associated with derivative instruments	1,949	—
Settlement of derivative contracts	(894)	—
Amortization of deferred financing costs	(159)	(450)
Unit based compensation expense	(727)	—
Changes in accounts receivable and other assets	7,606	1,398
Changes in accounts payable and accrued expenses	526	1,124
Changes in deferred revenue and other liabilities	(9,511)	(1,950)
Change in restricted cash	(1,160)	—
Net income (loss)	2,041	(846)
Add (deduct):
Interest expense	992	943
Depreciation	1,093	126
Provision for income taxes	22	6
EBITDA	4,148	229
Add (deduct):
Gain associated with derivative instruments	(1,949)	—
Settlement of derivative contracts	894	—
Unit based compensation expense	727	—
Foreign currency transaction loss (gain) (1)	(341)	130
Deferred revenue associated with minimum commitment fees (2)	6,830	—
Discontinued operations	—	(225)
Adjusted EBITDA	10,309	134
Add (deduct):
Cash paid for income taxes	(15)	(5)
Cash paid for interest	(1,014)	(446)
Maintenance capital expenditures	—	—
Distributable Cash Flow	$9,280	$(317)

(1) Represents foreign exchange transactional expenses associated with the Partnership's Canadian subsidiaries.
(2) Represents deferred revenue associated with minimum monthly commitment fees in excess of throughput utilized, which fees are not refundable to customers. Amounts presented are net of pipeline fees paid to Gibson Energy and the impact of recognizing previously deferred revenue and prepaid expense generated in prior quarters.

Exhibit 99.1

USD Partners LP
Segment Reconciliations
For the Three Months Ended March 31, 2015 and 2014
(unaudited)

	For the Three Months Ended
	March 31,
	2015	2014
Adjusted EBITDA	(in thousands)
Terminalling services	$10,656	$34
Fleet services	769	193
Corporate and other	(1,116)	(93)
Total Adjusted EBITDA	10,309	134
Add (deduct):
Interest expense	(992)	(943)
Depreciation	(1,093)	(126)
Provision for income taxes	(22)	(6)
Gain associated with derivative instruments	1,949	—
Settlement of derivative contracts	(894)	—
Unit based compensation expense	(727)	—
Foreign currency transaction gain (loss) (1)	341	(130)
Deferred revenue associated with minimum commitment fees (2)	(6,830)	—
Income (loss) from continuing operations	$2,041	$(1,071)

Terminalling Services Segment	For the Three Months Ended
	December 31,
	2014	2013
	(in thousands)
Adjusted EBITDA	$10,656	$34
Interest expense	(602)	(943)
Depreciation	(1,093)	(126)
Provision for income taxes	(7)	(5)
Gain associated with derivative instruments	1,949	—
Settlement of derivative contracts	(894)	—
Foreign currency transaction gain (loss) (1)	(46)	(130)
Deferred revenue associated with minimum commitment fees (2)	(6,830)	—
Income (loss) from continuing operations	$3,133	$(1,170)

Fleet Services Segment	For the Three Months Ended
	December 31,
	2014	2013
	(in thousands)
Adjusted EBITDA	$769	$193
Interest expense	—	—
Depreciation	—	—
Provision for income taxes	(15)	(1)
Foreign currency transaction loss (1)	(23)	—
Income (loss) from continuing operations	$731	$192

(1) Represents foreign exchange transactional expenses associated with the Partnership's Canadian subsidiaries.
(2) Represents deferred revenue associated with minimum monthly commitment fees in excess of throughput utilized, which fees are not refundable to customers. Amounts presented are net of pipeline fees paid to Gibson Energy and the impact of recognizing previously deferred revenue and prepaid expense generated in prior quarters.